UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2023, LogicMark, Inc. (the “Company”) entered into (i) a warrant inducement agreement (the “2021 Inducement Agreement”) with certain holders of the Company’s common stock purchase warrants issued pursuant to a firm commitment public offering that closed on September 15, 2021 (the “Existing September 2021 Warrants”) and (ii) a warrant inducement agreement (the “2023 Inducement Agreement” and together with the 2021 Inducement Agreement, the “Inducement Agreements”) with certain holders of the Company’s common stock purchase warrants issued pursuant to a firm commitment public offering that closed on January 25, 2023 (the “Existing January 2023 Warrants” and together with the Existing September 2021 Warrants, the “Existing Warrants”) to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. Pursuant to the Inducement Agreements, the holders of the Existing Warrants (the “Holders”) agreed to exercise for cash their Existing Warrants to purchase up to 691,397 shares of Common Stock, at an exercise price of (x) $2.00 per share for the Existing 2021 Warrants and (y) $2.00 per one and one-half share for the Existing January 2023 Warrants, during the period from the date of the Inducement Agreements until 7:30 a.m., Eastern Time, on December 20, 2023. The aggregate gross proceeds to be received by the Company will depend on the number of Existing Warrants actually exercised by the Holders. If all of the Existing Warrants are exercised in connection with the Inducement Agreements, the Company anticipates receiving aggregate gross proceeds of up to approximately $1.38 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by the Company. There is no guarantee that all of the Existing Warrants will be exercised by the Holders in accordance with the Inducement Agreements.

In consideration of the Holders’ agreement to exercise the Existing Warrants in accordance with the Inducement Agreements, the Company agreed to: (A) issue unregistered Series A Common Stock purchase warrants (the “Series A Warrants”) to purchase a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Existing September 2021 Warrants (the “Series A Warrant Shares”) to Holders of Existing September 2021 Warrants, at an exercise price of $2.00 per Series A Warrant Share; and (B) issue unregistered Series B Common Stock purchase warrants (the “Series B Warrants” and together with the Series A Warrants, the “New Warrants”) to purchase a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Existing January 2023 Warrants (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “New Warrant Shares”) to Holders of Existing January 2023 Warrants, at an exercise price of $2.00 per one and one-half Series B Warrant Share. Of the Series A Warrants, 50% will be immediately exercisable and expire on the Termination Date (as defined in the Existing September 2021 Warrants) (the “Series A-1 Warrants”) and 50% will be exercisable at any time on or after the Stockholder Approval Date (as defined in the Inducement Agreements) (the “Series A-2 Warrants”), and have a term of exercise of five and a half years from the date of the initial closing of the transactions contemplated by the Inducement Agreements. Of the Series B Warrants, 50% will be immediately exercisable and expire on the Termination Date (as defined in the Existing January 2023 Warrants) (the “Series B-1 Warrants”) and 50% will be exercisable at any time on or after the Stockholder Approval Date (the “Series B-2 Warrants”), and have a term of exercise of five years and a half years from the date of the initial closing of the transactions contemplated by the Inducement Agreements.

The Company agreed in the Inducement Agreements to file a registration statement to register the resale of the New Warrant Shares upon exercise of the New Warrants (the “Resale Registration Statement”) on or before thirty (30) days from the initial closing of the transactions contemplated by the Inducement Agreements, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the U.S. Securities and Exchange Commission within ninety (90) days following the date of filing the Resale Registration Statement. Additionally, pursuant to the Inducement Agreements, the Company has agreed to hold an annual or special meeting of stockholders on or prior to the date that is one hundred eighty (180) days following the initial closing of the transactions contemplated by the Inducement Agreements for the purpose of obtaining stockholder approval of such transactions.

The Company expects to use the net proceeds from these transactions for working capital and other general corporate purposes.

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction.

The Company may not affect the exercise of New Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such New Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such New Warrants.

In addition, pursuant to the Inducement Agreements, and subject to certain exceptions, the Company has agreed: (i) until the earlier of 30 days from the initial closing of the transactions contemplated by the Inducement Agreements or the Stockholder Approval Date, not to issue Common Stock or Common Stock Equivalents (as defined in the Inducement Agreements) and (ii) until the date that is six months from the date of the Inducement Agreements, not to enter into or effect any issuance of Common Stock or Common Stock Equivalents involving a Variable Rate Transaction (as defined in the Inducement Agreements).

The Company engaged a financial advisor (the “Advisor”) to provide exclusive financial services in connection with the transactions summarized above and, pursuant to a certain financial advisory agreement, dated November 20, 2023, by and between the Company and the Advisor (the “Financial Advisory Agreement”), has agreed to pay the Advisor a financial advisory fee equal to 7% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants. In addition, the Company has also agreed to reimburse the Advisor for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $30,000.

The foregoing descriptions of each of the Inducement Agreements and the New Warrants do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the 2021 Inducement Agreement, 2023 Inducement Agreement, Series A-1 Warrant, Series A-2 Warrant, Series B-1 Warrant and Series B-2 Warrant, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The securities described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A-1 Warrant
4.2	Form of Series A-2 Warrant
4.3	Form of Series B-1 Warrant
4.4	Form of Series B-2 Warrant
10.1	Form of 2021 Inducement Agreement by and between the Company and each Holder
10.2	Form of 2023 Inducement Agreement by and between the Company and each Holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2023	LogicMark, Inc.

	By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

3